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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in the Registration Statement on Form S-1 of our report dated January 20, 1995, on our audit of the consolidated statement of income, stockholders' equity and cash flows of Bank of the Ozarks, Inc. (formerly Ozark Bankshares, Inc.) for the year ended December 31, 1994. We also consent to the reference to our firm under "EXPERTS" in the Form S-1.

                                          /s/ Baird Kurtz & Dobson
                                          Baird Kurtz & Dobson

Fort Smith, Arkansas

June 26, 1997